Exhibit 10(a)

                       AIRBORNE FREIGHT CORPORATION
                         DIRECTOR STOCK BONUS PLAN


AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Company"), hereby establishes and sets forth the terms of the Airborne Freight Corporation Director Stock Bonus Plan (the "Plan").

1.   Purpose of Plan
     ---------------
     The purpose of the Plan is to enable the Company to attract and retain outside persons of the highest caliber to serve on the Board of Directors of the Company (the "Board"), as such persons can make important contributions to the success of the Company. The Plan will seek to achieve this purpose by means of automatic awards of Common Stock of the Company, $1.00 par value per share (the "Common Stock"). The Plan will be effective as of April 26, 1996 (the "Effective Date").

2.   Administration of the Plan
     --------------------------
     The Plan shall be administered by the Board, except as provided in
     Section 8.2. Awards of Common Stock under the Plan shall be automatic as described in Section 4. However, the Board shall, subject to the provisions of the Plan, have the complete authority, in its sole and absolute discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall, in the absence of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan. The Board shall have all powers necessary or appropriate to accomplish its duties under the Plan.

3.   Eligibility to Participate
     --------------------------
     Each individual who meets the following requirements on an Award Date (as defined in Section 4.1) shall be eligible to participate in the Plan (each such individual will be referred to as an "Eligible Director"):

     (a)  The individual is a member of the Board; and

     (b) The individual was not an employee of or consultant to the Company or any of its direct or indirect subsidiaries at any time during the calendar year in which the Award Date falls or during the preceding calendar year.

     An Eligible Director will cease to be eligible for further participation in the Plan if he or she does not meet the foregoing eligibility requirements on any Award Date. Such cessation of participation shall not affect the Eligible Director's rights with respect to the shares of Common Stock that are carried in his or her Stock Account (as defined in Section 5.1).

4.   Share Awards
     ------------
     Effective on April 26, 1996, and effective on the third (3rd) business day after the date of the Company's annual meeting of shareholders in 1997 and in each succeeding year during which shares of Common Stock remain available under Section 9 (each such date will be referred to as an "Award Date"), the Company hereby awards, to each individual who is an Eligible Director on the Award Date, the number of shares of Common Stock (which number, if not a whole number, shall be rounded down to the nearest whole number) obtained by dividing (a) $3,000, by
     (b) the closing sales price of a share of Common Stock on the New York Stock Exchange on the Award Date (each such award to an Eligible Director will be referred to as a "Share Award"). If on any Award Date the number of shares of Common Stock available under Section 9 is insufficient to permit Share Awards covering the number of shares of Common Stock specified in the preceding sentence to be awarded to each Eligible Director, then each Eligible Director shall instead be granted a Share Award covering the largest whole number of shares of Common Stock as can then be awarded without exceeding the number of shares of Common Stock then available. All Share Awards shall occur automatically without further action of the Board.

5.   Deferral of Issuance of Shares
     ------------------------------
     Issuance of the shares of Common Stock under each Share Award shall be deferred as provided in this Section 5.

     5.1. For each Eligible Director who has received a Share Award, the Company shall maintain an unfunded account (the "Stock Account") as follows:

          (a) The Stock Account shall be credited with the number of shares of Common Stock under each Share Award awarded to the Eligible Director.

          (b) Whenever cash dividends are declared on shares of Common Stock of the Company, a dividend equivalent shall be computed with respect to each Stock Account. The amount of the dividend equivalent shall be the product of (i) the number of shares of Common Stock in the Stock Account on the date as of which the Company determines the holders of record of its Common Stock who are entitled to receive the dividend, and (ii) the per share dividend amount. The dividend equivalent shall be deemed reinvested in additional shares of Common Stock by crediting to the Stock Account, effective on the date the cash dividend is paid, the number of shares of Common Stock (which number may be fractional) obtained by dividing (A) the amount of the dividend equivalent, by (B) the closing sales price of a share of Common Stock on the New York Stock Exchange on the dividend payment date. Dividend equivalents shall be credited and deemed reinvested under this Section 5.1(b) until all shares of Common Stock carried in the Stock Account have been issued to the Eligible Director or his or her estate.

          (c) The Stock Account shall be debited for any shares of Common Stock that are issued under Section 5.2 or Section 8.

          (d) The Stock Account shall be subject to any adjustment required or permitted pursuant to Section 8.

     5.2. The shares of Common Stock carried in the Stock Account of an Eligible Director (the "Account Shares") shall be issued to the Eligible Director as provided in this Section 5.2.

          (a) All of the Account Shares of an Eligible Director shall be issued to the Eligible Director as soon as practicable after the end of the calendar year in which he or she ceases to be a director of the Company.

          (b) Notwithstanding the provisions of Section 5.2(a), if an Eligible Director ceases to be a director of the Company and becomes a proprietor, officer, partner or employee of, or otherwise becomes affiliated with, any business that is in competition with the Company or any of its direct or indirect subsidiaries, all of the Account Shares of the Eligible Director shall be issued to the Eligible Director as soon as practicable thereafter.

          (c) Notwithstanding the provisions of Section 5.2(a), if an Eligible Director should die prior to issuance of his or her Account Shares, they shall be issued to the Eligible Director's estate as soon as practicable thereafter.

          (d) Notwithstanding the provisions of Section 5.2(a), the Company shall have the right, exercisable at any time in its sole and absolute discretion, to immediately issue to an Eligible Director all of his or her Account Shares in full satisfaction of all obligations to the Eligible Director under the Plan, whether or not the Eligible Director has ceased to be a director of the Company.

     5.3. No fractional shares of Common Stock shall be issued under the Plan. If a fractional share of Common Stock would be issuable under the Plan in the absence of the preceding sentence, the number of shares of Common Stock issuable to the person entitled thereto shall instead be rounded down to the nearest whole number.

6.   Rights as Shareholder
     ---------------------
     An Eligible Director shall have no voting or other rights as a shareholder of the Company on account of shares of Common Stock for which no certificate has been issued, regardless of the fact that the shares may have been credited to his or her Stock Account or become issuable under the provisions of the Plan. Except as expressly provided in Section 5.1(b) and Section 8, no adjustment will be made for dividends on, or other property or rights distributed with respect to, the Common Stock.

7.   Rights Nontransferable
     ----------------------
     The rights of an Eligible Director under the Plan, including any rights with respect to any Stock Account maintained pursuant hereto, may not be transferred, assigned, pledged or hypothecated by the Eligible Director during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, and any attempt so to do shall be void and of no effect.

8.   Adjustments
     -----------

     8.1. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, or other material alteration in the capital structure of the Company, the Board shall make such adjustment to the Plan (which adjustment may include, but shall not necessarily be limited to, a change in the number of shares of Common Stock available under Section 9) and to the shares of Common Stock carried in the Stock Accounts at the time of the material alteration (which adjustment may include, but shall not necessarily be limited to, a change in the number of such shares or in the securities thereafter to be carried in the Stock Accounts) as the Board determines to be appropriate and equitable under the circumstances. If the Board determines that the nature of a material alteration in the capital structure of the Company is such that it is not feasible or advisable to make any such adjustment, such event shall be subject to Section 8.2. For purposes of this Section 8.1, neither (a) the issuance of additional shares of Common Stock or other securities of the Company in exchange for adequate consideration (including services), nor (b) the conversion into Common Stock of any securities of the Company now or hereafter outstanding, shall constitute a material alteration in the capital structure of the Company.

     8.2. Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, upon the acquisition by any person, partnership, or corporation of more than 25% of the outstanding shares of Common Stock, upon a sale of substantially all of the property of the Company, or upon a material change in the capital structure of the Company that is subject to this
          Section 8.2 in accordance with the last sentence of Section 8.1, a majority of the Continuing Directors of the Company (as the term "Continuing Director" is defined in Section 11.3(g) of the Restated Certificate of Incorporation of the Company, as amended) shall have the power to determine, in their sole discretion, upon the effective date of such event or within thirty (30) days thereafter, what effect, if any, such event shall have on the Plan and the shares of Common Stock carried in the Stock Accounts at the time of the event, including, but not limited to, the power to cause the Stock Accounts to be terminated and the shares of Common Stock carried in the Stock Accounts to be issued to the Eligible Directors for whom the Stock Accounts are then held. Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all shares of Common Stock carried in the Stock Accounts shall, prior to any distribution of assets of the Company pursuant to the dissolution or liquidation, be issued to the Eligible Directors for whom the Stock Accounts are then held.

9.   Term of the Plan
     ----------------
     The Plan shall become effective on the Effective Date and, if not sooner terminated under Section 8.2, shall terminate at such time as all Account Shares of all Eligible Directors have been issued to the Eligible Directors or their estates in accordance with Section 5.

10.  Shares Available for the Plan
     -----------------------------
     The aggregate number of shares of Common Stock that may be issued under the Plan shall be twenty thousand (20,000). This number shall be subject to any adjustment required or permitted pursuant to Section 8. The Company's treasury stock shall be used for all issuances of shares of Common Stock issuable under the Plan.

11.  Amendment
     ---------
     The Board may from time to time amend the Plan in any respect whatsoever, except that (a) without the consent of each Eligible Director affected thereby, no amendment shall materially alter or impair any rights of Eligible Directors under the Plan with respect to their respective Account Shares at the time of the amendment, and (b) regardless of whether the consent of Eligible Directors is obtained, the Plan may not be amended more than once every six (6) months to change the designation of the class of directors eligible to receive Share Awards, the timing of the Share Awards, or the number of shares of Common Stock to be covered by Share Awards (except as provided in Section 8), unless the purpose of such amendment or revision is to comport with changes in the Internal Revenue Code or the rules thereunder.

12.  Governing Law
     -------------
     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington and construed accordingly.


     Adopted this 23rd day of April, 1996.

                         AIRBORNE FREIGHT CORPORATION



                    By   /s/ Robert S. Cline
                         ------------------------------------
                         Robert S. Cline
                         Chairman and Chief Executive Officer